UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2013

PLC SYSTEMS INC.

(Exact Name of Registrant as Specified in Charter)

Yukon Territory, Canada	1-11388	04-3153858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

459 Fortune Boulevard
Milford, Massachusetts	01757
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 541-8800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On February 22, 2013, the Company entered into a Securities Purchase Agreement with a number of accredited investors, whereby the Company sold an aggregate of 26,933,333 shares of common stock and warrants to purchase an additional 26,933,333 shares of common stock (the “Warrants”) with gross proceeds to the Company of $4,040,000 to these accredited investors (the “Investors”) pursuant to a Securities Purchase Agreement (the “SPA”). The Company intends to utilize the proceeds of the private placement for general working capital purposes, to pay for investor relations services as described below, for payment of fees to Palladium Capital Advisors, LLC, the exclusive placement agent, and for legal, blue sky and related expenses.  After payment of the placement agent fees and these other expenses, the Company anticipates net proceeds of approximately $3.5 million.

Each share of common stock was sold for a purchase price of $0.15 per Share.  In addition, each investor also received a five-year warrant (the “Warrants”) to purchase one hundred (100%) percent of the number of shares of common stock purchased at an exercise price of $0.20 per share, subject to adjustment upon the occurrence of certain events such as stock splits and dividends and dilutive issuances.  The Warrants may be exercised on a cashless basis if at any time there is no effective registration statement within 180 days after the closing date of the private placement covering the resale of the shares of common stock underlying the Warrants. The Warrants contains limitations on the holder’s ability to exercise the Warrant in the event such exercise causes the holder to beneficially own in excess of 4.99% of the Company’s issued and outstanding common stock, subject to a discretionary increase in such limitation by the holder to 9.99% upon 61 days’ notice.  As part of the fee for its placement agent services, Palladium Capital Advisors also received a Warrant to purchase 1,885,333 shares of common stock on the same terms and conditions as the investors under the SPA.

The shares of common stock and the Warrants were issued to “accredited investors,” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”) and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities.

Each investor also has the option, for a period through November 21, 2013, to purchase for the same per share purchase price an equal number of shares of common stock and Warrants equal to up to one-half of the shares of common stock and Warrants purchased by the purchaser on the initial closing date.  The shares of common stock sold in the offering are subject to certain piggyback registration rights as well as certain other protections, including antidilution protection.  The foregoing is not a complete summary of the terms of the offering described in this Item 1.01 and reference is made to the complete text of the SPA Agreement, the Warrant and the Escrow Agreement respectively attached as Exhibits 10.1-10.3 to the Company’s Current Report on Form 8-K, copies of which are filed with this Current Report as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated by reference herein.

Simultaneously, GCP IV, LLC (“GCP”), the original holder of the Company’s term debentures (which currently have an aggregate principal balance of $5,250,000) has entered into an Amendment and Waiver Agreement (“Amendment and Waiver Agreement”) with the Company under which GCP has agreed to (a) increase the number of shares exercisable under warrants issued to GCP in 2011 and 2012 (the “2011 and 2012 Warrants”) from 50,000,000 shares to 81,578,946 shares and to modify both the exercise price and the “VWAP price” of the 2011 and 2012  Warrants to $.098 and $.155, respectively, (b)  return to the Company for forfeiture the remaining warrants previously issued to GCP to purchase 12,500,000 shares of common stock, (c)  extend the due date for the $4,000,000 term debenture issued by the Company to GCP in February 2011 from February 22, 2014 to June 30, 2015, (d) until February 22, 2014, without the prior written consent from the majority of the investors under the SPA, forbear from declaring any Event of Default (as defined in the original debenture, and (e) relinquish its right to purchase up to an additional $750,000 in debentures under the terms of the original 2011 Securities Purchase Agreement.  The modifications to the 2011 and 2012 Warrants enable these warrants to be exercised on a cashless exercise basis, which, if fully exercised, would result in the issuance of 30,00,000 shares of common stock without the payment of additional cash consideration.  The foregoing description of the transactions contemplated by the Amendment and Waiver Agreement does not purport to be a complete statement of the parties’ rights or obligations under the Amendment and Waiver Agreement and related documents and is qualified in its entirety by reference to the full text of the Amendment and Waiver Agreement, a copy of which is filed with the this Current Report on Form 8-K as Exhibit 10.4 and incorporated by reference herein.

On February 22, 2013, PLC Systems Inc. (the “Company”) also entered into a consulting agreement (the “Consulting Agreement”) with ZA Capital, LLC (“ZA”) to provide investor relation services to the Company. In connection with the Consulting Agreement, the Company paid ZA $500,000 from the proceeds of a private placement described above.  The Company is obligated to pay ZA an additional $500,000 (for a total of $1.0 million in the aggregate) on the six-month anniversary of the Agreement for investor relations services during the following six-month period. The Consulting Agreement may be terminated by the Company for any reason, with or without cause, upon three (3) days written notice to ZA. In addition, the Consulting Agreement may be terminated by either party upon giving written notice to the other party if the other party is in default hereunder and such default is not cured within fifteen (15) days of receipt of written notice of such default.  The foregoing description does not purport to be complete and is qualified in its entirety by reference to the complete text of the Consulting Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.5 hereto and incorporated by reference herein.

In addition, GCP has requested that shares of common stock to be issued to it as an Investor in the new financing be subject to limitations on delivery as set forth in a separate agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.6 hereto, and is incorporated by reference herein.

On February 25, 2013, the Company issued a press release announcing the consummation of the initial closing of the private placement. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 3.02.     Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01      Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description

10.1	Securities Purchase Agreement dated February 22, 2013

10.2	Form of Common Stock Purchase Warrant

10.3	Escrow Agreement dated February 22, 2013

10.4	Amendment and Waiver Agreement dated February 22, 2013 by and between the Company and GCP IV, LLC.

10.5	Consulting Agreement dated February 22, 2013 by and between the Company and ZA Capital, LLC.

10.6	Right to Shares Letter Agreement dated February 22, 2013 by and between the Company and GCP IV, LLC

99.1	Press Release dated February 25, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLC SYSTEMS INC.

Date: February 25, 2013	By:	/s/ Gregory W. Mann
Gregory W. Mann,
Chief Financial Officer